UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 11, 2006 (September 5, 2006)

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On September 5, 2006, the Compensation Committee of the Board of Directors of Sycamore Networks, Inc. (the "Company") approved fiscal year 2007 salaries and fiscal year 2007 [target] bonus opportunities for the following executive officers: Richard J. Gaynor, Chief Financial Officer, Vice President, Finance and Administration, Secretary and Treasurer, base salary of $265,000 and annual bonus of $115,000; Kevin J. Oye, Vice President, Systems and Technology, base salary of $225,000 and annual bonus of $110,000; John E. Dowling, Vice President, Operations, base salary of $194,000; John B. Scully, Vice President, Worldwide Sales and Support, base salary of $235,000 and annual bonus of $245,000; Alan R. Cormier, General Counsel, base salary of $220,000. Annual bonus awards for the foregoing officers will be based upon the Company’s achievement of certain financial metrics and the respective officers’ attainment of certain individual performance goals.

On September 6, 2006, the Board of Directors (the "Board") appointed Mr. John B. Scully as Vice President, Worldwide Sales and Support. Mr. Araldo Menegon has resigned from such position. The Compensation Committee also granted a non-statutory stock option to Mr. Scully under the Company's 1999 Stock Incentive Plan, as amended, to purchase 500,000 shares of our common stock effective September 6, 2006, at an exercise price of $3.58, which was the closing price of the Company's common stock on Nasdaq on that date. The option is scheduled to vest, subject to Mr. Scully's continued employment, as follows: 20 % will vest on the first anniversary of the grant date and thereafter, 5% will vest quarterly over the next twenty quarters. The Board also provided that Mr. Scully be granted a Change in Control Agreement and an Indemnification Agreement.

Finally, the Compensation Committee approved a Transition Agreement and Release for Mr. Araldo Menegon, following his resignation as an executive officer and as Vice President, Worldwide Sales and Support. The agreement provides for (i) an immediate lump sum payment of $200,000, plus $29,756.74 for accrued vacation, commissions and payment in lieu of providing career transition services; (ii) the payment of his base salary of $200,000 over the next twelve months in accordance with Sycamore’s normal payroll practices; and (iii) the continued vesting of his stock options over the next twelve month period. In consideration of the aforementioned items, Mr. Menegon (i) agrees to be available for consulting services and special projects at the request of the Chief Executive Officer; (ii) agrees to a non-compete and non-solicitation provision; and (iii) agrees to a general release of claims against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By: /s/ Richard J. Gaynor

Richard J. Gaynor

Chief Financial Officer

Vice President, Finance and Administration,

Secretary and Treasurer

(Duly Authorized Officer and Principal

Financial and Accounting Officer)

Dated: September 11, 2006